Calculation of Filing Fee Tables

……S-8…..
(Form Type)

……………………Crown Electrokinetics Corp.………………………..…
(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………
(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c) (2)	81,479,233 (3)	$0.093	$7,577,568.67	0.0001476	$1,118.45	N/A	N/A	N/A	N/A
	Equity	Common Stock, $0.001 par value per share	Rule 457(c) (2)	1,124,200 (4)	$0.093	$104,550.60	0.0001476	$15.43	N/A	N/A	N/A	N/A
	Equity	Common Stock, $0.001 par value per share	Rule 457(c) (2)	122,222 (5)	$0.093	$11,366.65	0.0001476	$1.68
Fees Previously Paid									N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts	$7,693,485.92	$1,135.56
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due		$1,135.56

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Crown Electrokinetics Corp. (the “Company”) that may become issuable under the terms of the Crown Electrokinetics Corp. 2022 Employee Incentive Plan (the “2022 Plan”), the Crown Electrokinetics Corp. 2020 Employee Incentive Plan (the “2020 Plan”) or the 3D Nanocolor Corp. 2016 Equity Incentive Plan (the “2016 Plan”), as applicable, by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on June 5, 2024.

(3)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2022 Plan

(4)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2020 Plan.

(5)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2016 Plan.